CONSENT OF THE INDEPENDENT AUDITOR

As the independent auditor for Feel Golf Company, Inc., I hereby consent to the incorporation by reference in this Form S-1 Statement of my report, relating to the audited financial statements and financial statement schedules of Feel Golf Company , Inc. as of December 31, 2007 and 2006 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2007, 2006 and 2005. My audit report dated September 10, 2008.

/s/ Hawkins Accounting
Los Angeles, California
September 24, 2008

1925 Century Park East Suite 2050 Los Angeles, CA 90067
(310) 553-5707, Fax (310) 553-5337 hawkinsaccounting@cpahawkins.com